Exhibit 21

Subsidiaries of HP Inc.

The registrant’s subsidiaries and affiliates as of October 31, 2020 are included in the list below.

ANGOLA

—Hewlett-Packard Angola, Lda.

ARGENTINA

—HP Inc Argentina S.R.L.

AUSTRALIA

—HP PPS Australia Pty Ltd

—Tower Software Engineering Pty Ltd

AUSTRIA

—HP Austria GmbH

BELGIUM

—Hewlett-Packard Industrial Printing Solutions Europe BVBA

—HP Belgium BVBA

BERMUDA

—HP Onyx Holding L.P.

BRAZIL

—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda

—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda.-Branch 01 (Tamboré)

—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda.-Branch 2 (Sorocaba)

—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda.-Branch 3 (Porto Alegre)

—Simpress Comércio, Locacao e Servicos Ltda

BRITISH VIRGIN ISLANDS

—AOME Holdings Ltd.

BULGARIA

—HP Inc Bulgaria EOOD

CANADA

—HP Canada Co. HP Canada Cie

CAYMAN ISLANDS

—Compaq Cayman Holdings Company

—Compaq Cayman Holdings General Partnership II

—Hewlett-Packard West Indies Limited

CHILE

—HP Inc Chile Comercial Limitada

CHINA

—China HP Co., Ltd. Hangzhou Branch

—China HP Co., Ltd.

—China HP Co., Ltd. Chengdu Branch

—China HP Co., Ltd. Guangzhou Branch

—China HP Co., Ltd., Jiangan Branch

—China HP Co., Ltd. Nanjing Branch

—China HP Co., Ltd. Shanghai Branch

—HP (Chongqing) Co,. Ltd.

—HP (Chongqing) Manufacturing, Export, Procurement and Settlement Co., Ltd.

—HP Information Technology R&D (Shanghai) Co. Ltd.

—HP Printing (Shandong) Co., Ltd.

—HP Technology (Shanghai) Co., Ltd.

—HP Trading (Shanghai) Co. Ltd.

—HP Trading (Shanghai) Co., Ltd. Dalian Branch

—HP Trading (Shanghai) Co., Ltd. Zhangjiang Branch

—HP Trading Kunshan Co., Ltd.

COLOMBIA

—HP Colombia SAS

COSTA RICA

—HP Inc Costa Rica Limitada

—HP PPS Costa Rica Limitada

CROATIA

—HP Computing and Printing d.o.o. (Zagreb)

CZECH REPUBLIC

—HP Inc Czech Republic s.r.o.

DENMARK

—HP Inc Danmark ApS

FINLAND

—HP Finland Oy

FRANCE

—Apogee France Holdings SAS

—Apogee France SAS

—HP France Holding SAS

—HP France SAS

GERMANY

—Apogee Germany Holding UG

—BAS - Bürosysteme GmbH

—HP Deutschland GmbH

—HP Deutschland Holding GmbH

—Kopiervertrieb Rhein-Ruhr GmbH

GREECE

—HP Printing and Personal Systems Hellas EPE

HONG KONG

—HP Inc AP Hong Kong Limited

—HP Inc Hong Kong Limited

HUNGARY

—HP Inc Magyarország Kft.

INDIA

—HP Computing and Printing Systems India Private Limited

—HP India Sales Private Limited

—HP PPS India Operations Private Limited

—HP PPS Services India Private Limited

INDONESIA

—PT Hewlett‑Packard Indonesia

IRELAND

—Apogee Corporation (Ireland) Limited

—Hewlett‑Packard Ireland (Holdings) Ltd.

—Hewlett‑Packard Ireland 1, Limited

—HP Print Services Ireland Limited

—HP Production Company Limited

—HP Technology Ireland Limited

ISRAEL

—HP Indigo Ltd

—HP Israel Ltd

—HP Scitex Ltd

—HP Technology Israel Ltd

ITALY

—HP Italy S.r.l.

JAPAN

—Hewlett‑Packard G.K.

—HP Japan Inc.

—Nihon HP Nin-I Kumiai
.
JERSEY

—Albacore Holdings Jersey Ltd.

—Apogee Corporation (Jersey) Limited

—Manzana Holdings Limited
KAZAKHSTAN

—HP Global Trading B.V., Kazakhstan Branch

KENYA

—HP Kenya Limited

KOREA, REPUBLIC OF

—HP Korea Inc.

—HP Printing Korea. Co., Ltd.

LUXEMBOURG

—HP Luxembourg S.C.A.

MALAYSIA

—HP Malaysia Manufacturing Sdn. Bhd.

—HP PPS Malaysia Sdn. Bhd.

—HP PPS Sales Sdn. Bhd.

MEXICO

—Computing and Printing Global Services Mexico, S. de R.L. de C.V.

—Computing and Printing Mexico, S. de R.L. de C.V.

—Computing and Printing Professional Services Mexico, S. de R.L. de C.V.

MOROCCO

—HP PPS Maroc

NETHERLANDS

—Alpha Holding One B.V.

—Alpha Holding Two B.V.

—Anatolus Holding B.V.

—Arnon Holding B.V.

—Bamberga Holding B.V.

—Eunomia Holding B.V.

—Flame Holding B.V.

—Hewlett‑Packard (Japan NK) Holdings C.V.

—Hewlett‑Packard Copenhagen B.V.

—Hewlett‑Packard Global Holdings B.V.

—Hewlett‑Packard Global Investments B.V.

—Hewlett-Packard Japan Holding B.V.

—Hewlett‑Packard Lisbon B.V.

—Hewlett-Packard Mercator B.V.

—Hewlett‑Packard Munich B.V.

—Hewlett‑Packard Sunnyvale B.V.

—HP China Holding B.V.

—HP Europe B.V.

—HP Global Trading B.V.

—HP Indigo B.V.

—HP International Trading B.V.

—HP Nederland B.V.

—HP Print Technology B.V.

—HP Products C.V.

—HP Technology Nederland B.V.

—Iseo Holding B.V.

—Kale Holding B.V.

—Lyra Holding B.V.

—Perseus Holding B.V.

—Regor Holding B.V.

NEW ZEALAND

—HP New Zealand

NIGERIA

—HP Computing and Printing Nigeria Ltd.

NORWAY

—HP Norge AS

PAKISTAN

—HP Pakistan (Private) Limited

PANAMA

—HP Panama Sales and Distribution, S. de R.L

PERU

—HP Inc. Peru S.R.L.

PHILIPPINES

—HP PPS Philippines Inc.

POLAND

—HP Inc Polska sp. z o.o.

PORTUGAL

—HPCP–Computing and Printing Portugal, Unipessoal, Lda.

PUERTO RICO

—HP International Sàrl (Puerto Rico Branch) LLC

—HP International Trading B.V. (Puerto Rico Branch) LLC

—HP Puerto Rico LLC

—Kale Holding B.V. (Puerto Rico Branch) LLC

QATAR

—Hewlett‑Packard KSA Ltd., Qatar Branch

ROMANIA

—HP Inc Romania SRL

RUSSIAN FEDERATION

—Hewlett-Packard A.O.

—Limited Liability Company HP Inc

—OOO “Hewlett-Packard RUS”

SAUDI ARABIA

—HP KSA Ltd.

—Hewlett‑Packard Services Saudi Arabia Company

SERBIA

—HP Computing and Printing d.o.o. (Beograd)

SINGAPORE

—HP International Pte. Ltd.

—HP PPS Asia Pacific Pte. Ltd.

—HP PPS Singapore (Sales) Pte. Ltd.

—HP R&D Singapore Pte. Ltd.

—HP Singapore (Private) Limited

SLOVAKIA

—HP Inc Slovakia, s.r.o.

SOUTH AFRICA

—HP South Africa Proprietary Limited

—HP South Africa Trust

SPAIN

—HP Printing and Computing Solutions, S.L.U.

—HP Solutions Creation and Development Services S.L.U.

STATE OF LIBYA

—Hewlett‑Packard MENA FZ‑LLC Libya Branch

SWEDEN

—HP PPS Sverige AB

SWITZERLAND

—HP Europe BV, Amsterdam, Meyrin Branch

—HP International Sàrl

—HP Schweiz GmbH

TAIWAN

—HP International Pte. Ltd., Taiwan Branch

—HP Taiwan Information Technology Ltd.

THAILAND

—HP Inc (Thailand) Ltd.

TUNISIA

—HP Inc Tunisie SARL

TURKEY

—HP Bilgisayar ve Baski Teknolojileri Limited Şirketi

—HP Bilgisayar ve Baski Teknolojileri Limited Şirketi Ankara Şubesi

UNITED ARAB EMIRATES

—HP Computing and Printing Middle East FZ-LLC

—HP Europe B.V., Abu Dhabi Branch

—HP Europe B.V., Regional Dubai Branch

—HP Inc Gulf

UNITED KINGDOM

—Apogee Corporation Limited

—Apogee Edisclosure Limited

—Apogee Europe Limited

—Apogee Group Limited

—Apogee Rentals Limited

—Balreed Digitec (Group) Limited

—Balreed Digitec (North) Limited

—Balreed Digitec (SE) Limited

—Balreed Digitec (UK) Limited

—Bromium UK Limited

—City Docs Limited

—City Docs Solutions Limited

—Direct Business Systems (Scotland) Limited

—Digipro Limited

—F. Smith & Co (Office Equipment) Limited

—HP Inc UK Holding Limited

—HP Inc UK Limited

—HP UK Development Limited

—Knox Wales Ltd

—Manzana Bidco Limited

—Mask Documents Limited

—Office Perfection Limited

—OneFlow Systems Limited

—Perigee Holdco UK Limited

—Perigee Midco UK Limited

—Phoenix Office Supplies Limited

—Printware Limited

—The Danwood Group Limited

—Top4Office Limited

—Willow Graphics Limited

—Xact Document Solutions Limited

—Xera-Logic Group Limited

UNITED STATES

—Compaq Information Technologies, LLC

—Hewlett‑Packard Company Archives LLC

—Hewlett Packard Development Company, L.P.

—Hewlett‑Packard Enterprises, LLC

—Hewlett‑Packard Products CV 1, LLC

—Hewlett‑Packard Products CV 2, LLC

—Hewlett-Packard World Trade, LLC

—HP Health Solutions Inc.

—HP Hewlett Packard Group LLC

—HP Jade Holding LLC

—HP R&D Holding LLC

—HP US Digital LLC

—HPI Bermuda Holdings LLC

—HPI Brazil Holdings LLC

—HPI Federal LLC

—HPI J1 Holdings LLC

—HPI Luxembourg LLC

—HPQ Holdings, LLC

—Indigo America, Inc.

—PrinterOn America Corporation

—Tall Tree Insurance Company

VIET NAM

—HP Technology Vietnam Company Ltd

—HP Technology Vietnam Company Ltd. (Hanoi Branch)